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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES
                                       OF
                       ST. MARY LAND & EXPLORATION COMPANY

A. Wholly owned subsidiaries of St. Mary Land & Exploration Company, a Delaware corporation:

      1     St. Mary Minerals, Inc., a Colorado corporation
      2.    Parish Corporation, a Colorado corporation
      3.    St. Mary Operating Company, a Colorado corporation
      4.    Nance Petroleum Corporation, a Montana corporation
      5.    St. Mary Acquisition Corporation, a Colorado corporation

B.    Wholly owned subsidiaries of Parish Corporation:

      1.    Natasha Corporation, a Colorado corporation
      2.    Lucy Corporation, a Colorado corporation
      3.    Chelsea Corporation, a Colorado corporation

C.    Partnership interests held by Parish Corporation:

      1.    Hilltop Investment Partners, a Colorado general partnership (50%)
      2.    C-470 Venture, a Colorado general partnership (68.858%)
      3.    Parish Ventures, a Colorado general partnership (100%)